EXHIBIT 10.1














                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN OF

                             ZURN INDUSTRIES, INC.








                                OCTOBER 1, 1981






                                                                  Prepared:
                                                                  12/07/81
                                                                  Amended:
                                                                  10/01/82
                                                                   9/16/83
                                                                   6/16/86
                                                                   9/01/87
                                                                   6/05/89
                                                                   1/28/91
                                                                   1/24/92
                                                                  10/27/94





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                                INTRODUCTION


     This Supplemental Executive Retirement Plan has been authorized by the Board of Directors of Zurn Industries, Inc. to be applicable effective on or after August 7, 1981 to pay supplemental benefits to certain executive employees who have qualified or may qualify for benefits under the Zurn Industries Retirement Plan.

     All benefits payable under this Plan shall be paid out of the general assets of the Company.


                           SECTION 1 - DEFINITIONS

1.01 "Committee" shall mean the Management Development and Compensation Committee of the Board of Directors.

1.02      "Average Compensation" shall mean the average annual
          Compensation of a Member during the highest five out of the last ten calendar years of Benefit Service.

1.03 "Benefit Service" shall mean the period of a Member's employment as an employee of the Company until the earlier of the date the Member becomes a Retiree or the first day of the month following attainment of age 65, age 62 for a Member who becomes a Retiree before January 1, 1991, counting completed months as one-twelfth of a year.

1.04 "Board of Directors" shall mean the Board of Directors of Zurn Industries, Inc.

1.05 "Company" shall mean Zurn Industries, Inc., or any successor by merger, purchase or otherwise, with respect to its employees and any entity which is an affiliate thereof on and after the date such entity becomes an affiliate.

1.06 "Compensation" shall mean the total remuneration for services rendered to the Company, including bonus, but excluding the value of stock options and the Company's cost for any public or private employee benefit plan including this Plan, under rules uniformly applicable to all employees similarly situated.

1.07      "Effective Date" shall mean October 1, 1981.

1.08 "Member" shall mean any person included in the membership of the Plan as provided in Section 2.

1.09 "Normal Retirement Date" shall mean the normal retirement date of each participant under the Pension Plan or age 62 for a Member who began participation in the Plan prior to January 1, 1987.


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Supplemental Executive Retirement
Plan of Zurn Industries, Inc.


1.10 "Plan" shall mean the Supplemental Executive Retirement Plan of Zurn Industries, Inc. as described herein and as hereafter amended.

1.11 "Prior Employer Benefit" shall mean the annual amount of any benefit (including loans which remain unpaid when the Member becomes a Retiree, lump-sum settlements, and deferred distributions which shall be actuarially adjusted to a straight life annuity form commencing with the date the Member becomes a Retiree if not already in such form) to which a Member and/or a Spouse is entitled as a result of the Member's prior employment with any employer other than the Company under any plan established for the purpose of providing retirement benefits; provided, however, it shall not include any amount attributable to
          (a) the Member's contributions to the plan or (b) contributions by the employer to the plan in lieu of the payment to the Member of compensation when earned pursuant to a deferred compensation, salary reduction, or similar agreement.

1.12 "Retiree" shall mean a Member who has retired under the Pension Plan on a normal retirement allowance, an early retirement allowance, or a total and permanent disability allowance commencing after attainment of age 65 (62 for Members commencing membership prior to January 1, 1987), and who, in each case, prior to retirement, has completed at least five years of Benefit Service under the Plan.

1.13      "Pension Plan" shall mean the Zurn Industries Retirement Plan.

1.14 "Savings Plan" shall mean the Zurn Retirement Savings Plan, the Zurn/NEPCO Retirement Savings Plan, or any similar plan sponsored by the Company.

1.15 "Spouse" shall mean the individual who is the legally married husband or wife of a Member.


                           SECTION 2 - MEMBERSHIP

2.01 An officer of the Company shall become a Member of the Plan on the first day of the calendar month coincident with or next following the date the officer is designated a Member by the Chief Executive Officer of the Company and approved by the Committee.






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Supplemental Executive Retirement
Plan of Zurn Industries, Inc.


2.02 Membership in the Plan shall terminate if (a) employment with the Company terminates or (b) the Committee determines that the employee shall no longer be a Member unless, in either case, at that time the Member is a Retiree or vested pursuant to Section 7.


           SECTION 3 - AMOUNT AND PAYMENT OF SUPPLEMENTAL BENEFITS

3.01 The supplemental benefits shall be payable by the Company only to a Member who becomes a Retiree or to a surviving Spouse pursuant to Sections 4 or 5. Such benefits shall be payable by the Company from its general assets in monthly installments. The annual amount of the supplemental benefit payable to a Member shall be equal to the amount determined pursuant to Section 3.01(a) reduced by the amounts determined pursuant to Sections 3.01(b) through 3.01(f), as applicable.

          (a) (1) 1.8% of the Average Compensation times years of Benefit Service (up to 25) after December 31, 1990, plus

               (2) 2.0% of the Average Compensation times years of Benefit Service prior to January 1, 1991. The maximum number of years of service for this part of the formula will be 25 reduced by the number of years of service in Section 3.01(a)(1).

          (b) the annual amount of retirement allowance (ten year certain and continuous) calculated under the Pension Plan, with such calculation based on the assumption that the Member had become a Participant and had been making both required and voluntary contributions, if voluntary contributions were permissible, to the Pension Plan since the day the Member was first eligible to do so.

          (c) the ten years certain and continuous annual actuarially equivalent benefit (as determined by application of the actuarial factors used in the Pension Plan) produced by the Member's accumulated profit sharing account included in the Pension Plan, if any.

          (d) the amount of any annual benefit that would be paid by reason of membership in the Zurn Supplemental Pension Plan assuming such benefit had been calculated in accordance with Section 3.01(b).





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Supplemental Executive Retirement
Plan of Zurn Industries, Inc.


          (e) the annual amount of any benefit (including loans which remain unpaid when the Member becomes a Retiree, lump-sum settlements, and deferred distributions which shall be actuarially adjusted to a straight life annuity form commencing with the date the Member becomes a Retiree if not already in such form) provided by the Savings Plan; provided, however, it shall not include any amount attributable to (1) the Member's contributions to the Savings Plan or (2) contributions by the Company to the Savings Plan in lieu of the payment to the Member of compensation when earned pursuant to a deferred compensation, salary reduction, or similar agreement.

          (f) any Prior Employer Benefit to which the Member would on application therefore be entitled.

3.02 If a Member becomes a Retiree prior to the Normal Retirement Date, the annual amount of the supplemental benefits calculated under
          Section 3.01(a) shall be actuarially reduced 0.6% for each month by which the date the Member becomes a Retiree precedes the Normal Retirement Date, reduced by amounts calculated pursuant to Sections 3.01 (b), (c), (d), (e), and (f).

3.03 In the case of a Member who was previously employed by an employer other than the Company, the receipt of benefits under the Plan shall be conditioned on such Member providing accurate information to the Pension Committee of the Company concerning Prior Employer Benefits.

3.04 If a retired Member is restored to employment with the Company, the Member shall cease to be a Retiree and the monthly payments under the Plan shall be discontinued. Upon subsequent retirement from employment with the Company, the Member's benefits under the Plan shall be recomputed in accordance with Sections 3.01 through
          3.03 as applicable, and such recomputed amount shall become payable to such Member in accordance with the provisions of the Plan.


                         SECTION 4 - FORM OF PAYMENT

4.01 All benefits described in Section 3 shall be payable monthly during the Member's lifetime with the last payment being the monthly payment for the month in which the Member dies. If the Member has a surviving Spouse as of the date of death, 50% of the benefit shall be continued with the last payment being the monthly payment for the month in which the Spouse dies.


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Supplemental Executive Retirement
Plan of Zurn Industries, Inc.


                  SECTION 5 - PRE-RETIREMENT DEATH BENEFITS

5.01 The surviving Spouse of a Member who dies while in the active employment of the Company shall be eligible for an annual benefit equal to the excess of (a) over (b), where:

          (a) equals (i) .9% of the Member's Average Compensation times years of Benefit Service after December 31, 1990, up to 25 years, plus (ii) 1% of the Member's Average Compensation times years of Benefit Service, up to 25 years, reduced by the number of years of Benefit Service after December 31, 1990.

          (b)  equals the sum of the following:

               (i) the annual preretirement Spouse's death benefit, if any, payable under the Pension Plan, and

               (ii) any Spouse's death benefits payable as a result of a Prior Employer Benefit.

5.02 The annual benefit described in Section 5.01 shall be paid monthly for the lifetime of the Spouse, with the last payment being the monthly payment for the month in which the Spouse dies.


                       SECTION 6 - DISABILITY BENEFITS

6.01 Notwithstanding Section 3.01, all Members who become eligible for benefits under the Long-Term Disability Plan of the Company shall be eligible for a disability benefit under this Plan.

6.02      The annual disability benefit shall equal the excess of (a) over
          (b), where:

          (a)  equals 50% of the Member's Average Compensation, and

          (b) equals the benefit payable from the Long-Term Disability Plan of the Company.

6.03 The annual benefit described in Section 6.02 shall become payable upon the commencement of benefit payments under the Long-Term Disability Plan and shall cease upon the earlier of (i) the cessation of disability benefits under the Long-Term Disability Plan, or (ii) the Member's Normal Retirement Date.




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Supplemental Executive Retirement
Plan of Zurn Industries, Inc.


6.04 Upon cessation of benefits under this Section 6 as a result of the Member reaching the Normal Retirement Date, the Member shall be considered a Retiree for purposes of Section 3 and the years of disability shall be counted as years of Benefit Service.


               SECTION 7 - VESTING - TERMINATION OF EMPLOYMENT
                       OR STATUS AS CORPORATE OFFICER

7.01 Vesting. On the Normal Retirement Date or upon attaining ten years of Benefit Service, a Member shall be vested 100% in the Member's accrued supplemental benefits.

7.02 Termination of Employment or Status as Corporate-Officer. If a Member's employment is terminated for any reason or he remains employed by the Company but ceases to be an officer of the Company or a Member as provided in Section 2.02(b), the Member will retain the right to benefits which vested under the Plan while a Member, but shall accrue no further benefits.

7.03 Change in Control. In the event of a Change in Control of the Company, then each and every Member, who was an active employee on or after June 5, 1989, shall immediately receive a lump-sum payment equal to the present value of the Member's benefit as calculated by the independent enrolled actuary of the Pension Plan using the same rates and assumptions as used in the Pension Plan. For this purpose the following assumptions shall be used:

          (a) Each participant is vested to the full extent as if Plan service had been completed to the Normal Retirement Date.

          (b) The Average Compensation shall be the highest annualized base salary in any one of the three fiscal years preceding the Change in Control and the highest single bonus received in any such year.

          (c) The Pension Plan normal retirement allowance shall be the accrued benefit to the date of Change in Control.

7.04      A Change in Control shall be deemed to occur if:

          (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"], other than the Company, any trustee or other





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Supplemental Executive Retirement
Plan of Zurn Industries, Inc.


               fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a),
               (c) or (d) of this Section 7.04) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.







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Supplemental Executive Retirement
Plan of Zurn Industries, Inc.


                         SECTION 8 - NON-COMPETITION

8.01 A Retiree, while receiving benefits under the Plan, agrees not to become associated with or engage directly or indirectly in a business in competition with the Company, otherwise there will be a cessation of benefits under this Plan. This Section 8.01 shall be null and void upon the occurrence of a Change in Control as defined in Section 7.04.


             SECTION 9 - ADMINISTRATION - ESTABLISHMENT OF TRUST

9.01 The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Committee. The expenses of the Committee shall be paid directly by the Company.

9.02 The Company shall establish a Trust with respect to the Plan and designate a Trustee selected by the Chief Executive Officer of the Company. The Company shall from time to time, but at least annually, deliver to the Trustee cash and/or securities equal in value to the present value of all accrued benefits of each participant as determined by an independent actuary selected by the Company. The Trust funds shall at all times be subject to claims of general creditors of the Company in the event of bankruptcy or insolvency.


                       SECTION 10 - GENERAL PROVISIONS

10.01 The Plan is purely voluntary on the part of the Company. The establishment of the Plan shall not be construed as conferring any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat the employee without regard to the effect which such treatment might have upon the employee as a Member of the Plan.

10.02 In the event that the Committee shall find that a Member or Spouse is unable to care for their affairs because of illness or accident, the Committee may direct that any benefit payment due the Member or Spouse, unless claim shall have been made therefore by a duly appointed legal representative, be paid to the Spouse, a child, a parent or other blood relative, or to a person with whom the Member or Spouse resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefore.



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Supplemental Executive Retirement
Plan of Zurn Industries, Inc.


10.03 The Company shall have the right to deduct from each payment to be made under the Plan any taxes required by law to be withheld.

10.04 Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, nor shall any benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Member. In the event that the Committee shall find that any Member has become bankrupt or has made any such attempt with respect to any such benefit, such benefit shall cease and terminate, and in that event the Committee shall hold or apply the same to or for the benefit of such Member.

10.05 In the event that a Member shall at any time be convicted of a crime involving dishonesty or fraud on the part of such Member in the Member's relationship with the Company, all benefits which would otherwise be payable under the Plan shall be forfeited.

10.06 The Plan shall be construed, regulated and administered under the laws of the Commonwealth of Pennsylvania. In the event any provision of the Plan is held illegal or invalid for any reason, it will not affect the remaining provisions of the Plan and the Plan will be construed and enforced as if such illegal and invalid provision had not been included therein.

10.07 The entire cost of benefits and administrative expenses for the Plan shall be paid by the Company. No contributions by Members will be required or permitted.

















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